UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On May 15, 2025, Verra Mobility Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Report”). The Company is filing this amendment to the Original Report (this “Amendment”) solely for the purpose of adding the item number and caption for Item 2.03, which were inadvertently omitted from the Original Report, and incorporating by reference disclosure set forth under Item 1.01 in the Original Report into Item 2.03. This Amendment hereby amends the Original Report and, except as set forth herein, no other amendments to the Original Report are made hereby. The full text of the Original Report is repeated in this Amendment for convenience.

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2025, certain direct and indirect wholly owned subsidiaries of Verra Mobility Corporation (the “Company”), including Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (“VM Consolidated”), certain U.S. subsidiaries of VM Consolidated, as borrowers (collectively with VM Consolidated, the “ABL Borrowers”), and certain other U.S. subsidiaries of VM Consolidated, as subsidiary guarantors, entered into the Amendment No. 4 to Revolving Credit Agreement (the “Fourth ABL Amendment”) with Bank of America, N.A., as a lender and in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”). The Fourth ABL Amendment amends the Revolving Credit Agreement, dated as of March 1, 2018 (as previously amended, the “Existing ABL Credit Agreement”), among Holdings, the ABL Borrowers, the lenders from time to time party thereto and the Agent. The Existing ABL Credit Agreement has a maturity date of December 20, 2026 and provides for a $75 million senior secured revolving credit facility for loans and letters of credit, with availability determined according to a monthly borrowing base valuation of certain eligible inventory and accounts receivable.

The Fourth ABL Amendment increases the commitments under the Existing ABL Credit Agreement from $75 million to $125 million. Except as amended by the Fourth ABL Amendment, the remaining material terms of the Existing ABL Credit Agreement are unchanged and remain in full force and effect.

The foregoing description does not constitute a complete summary of the terms of the Fourth ABL Amendment and is qualified in its entirety by reference to the full text of the Fourth ABL Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1*

Amendment No. 4 to Revolving Credit Agreement, dated as of May 15, 2025, among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers and guarantors party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent and as a lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed with the Original Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2025	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer